UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

20/20 Biolabs, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

20/20 Biolabs, Inc.

15810 Gaither Road, Suite 235

Gaithersburg, MD 20877

October 21, 2026

Dear Fellow Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of 20/20 Biolabs, Inc. (“we,” “us,” “our” or the “Company”) that will be held on Wednesday, December 9, 2026 at 10:00 a.m. Eastern Time, and any postponement, adjournment or continuation thereof. We will hold the Special Meeting in a virtual format via live webcast at https://edge.media-server.com/mmc/go/AIDX2026SGM.

On or about October 22, 2026, we expect to mail a Notice of Internet Availability of Proxy Materials to our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy statement, how to vote, and how to receive a paper copy of the proxy materials by mail. If you requested to receive printed proxy materials, you may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card or voting instruction form in the envelope provided.

It is important that your shares be represented and voted at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote as soon as possible. You may vote online, as well as by telephone or fax, or by mailing a proxy card or voting instruction form. Returning the proxy card or voting instruction form or voting online or by telephone or fax does not deprive you of your right to attend the Special Meeting virtually and to vote your shares at the Special Meeting. Voting now will not limit your right to change your vote or to attend the Special Meeting.

Thank you for your ongoing support.

Sincerely yours,

/s/ Jonathan Cohen
Jonathan Cohen
Chief Executive Officer

20/20 Biolabs, Inc.	Proxy Statement

20/20 Biolabs, Inc.

15810 Gaither Road, Suite 235

Gaithersburg, MD 20877

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2026

To the Stockholders of 20/20 Biolabs, Inc. –

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of 20/20 Biolabs, Inc. (“we,” “us,” “our” or the “Company”) will be held on Wednesday, December 9, 2026 at 10:00 a.m. Eastern Time. The Special Meeting will be a virtual stockholder meeting conducted via live webcast at https://edge.media-server.com/mmc/go/AIDX2026SGM. The purpose of the Special Meeting will be the following:

1.	To authorize the Company’s board of directors, in its discretion, to implement one or more reverse stock splits of the Company’s outstanding common stock, each at a ratio of not less than 1-for-2 and not more than 1-for-250, at any time prior to December 31, 2028.

2.	To approve the adjournment of the Special Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting, or any adjournment or postponement thereof.

In addition, stockholders may be asked to vote on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available online. The proxy statement provides a detailed description of the business to be conducted at the Special Meeting and we urge you to read the proxy statement, including the appendices, carefully and in their entirety.

Only stockholders of the Company as of the close of business on October 20, 2026 (the “Record Date”) and their proxies are entitled to notice of, to attend and/or to vote at the Special Meeting and any postponements, adjournments or continuations thereof.

All stockholders as of the Record Date are cordially invited to attend the Special Meeting. You are urged to vote even if you sold your shares after the Record Date. You may vote online, as well as by telephone or fax, or by mailing a proxy card or voting instruction form. Further instructions regarding voting rights and the matters to be voted upon are presented in the accompanying proxy statement.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. ACCORDINGLY, AFTER READING THE PROXY STATEMENT, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY FOLLOWING THE INSTRUCTIONS PROVIDED. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE RECOMMEND THAT YOU VOTE PRIOR TO THE SPECIAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.

Regardless of the number of shares that you own, your vote will be important. Thank you for your continued support, interest and investment in the Company.

By Order of the Board of Directors,

/s/ Jonathan Cohen
Gaithersburg, MD	Jonathan Cohen
October 21, 2026	Chief Executive Officer

20/20 Biolabs, Inc.	Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING TO BE HELD ON DECEMBER 9, 2026.

The proxy statement is available free of charge at www.iproxydirect.com/AIDX. Information on this website, other than this proxy statement, is not a part of this proxy statement.

Please sign, date and promptly return the proxy card or voting instruction form, or grant a proxy and give voting instructions online or by telephone or fax, so that you may be represented at the Special Meeting. Instructions are on the Notice of Internet Availability of Proxy Materials, your proxy card or on the voting instruction form provided by your bank, broker, or other nominee.

20/20 Biolabs, Inc.	Proxy Statement

20/20 Biolabs, Inc.

15810 Gaither Road, Suite 235

Gaithersburg, MD 20877

PROXY STATEMENT

The board of directors of 20/20 Biolabs, Inc. (“we,” “us,” “our” or the “Company”), is soliciting proxies to be used at a Special Meeting of Stockholders to be held solely via live webcast on Wednesday, December 9, 2026 at 10:00 a.m. Eastern Time and for any postponement, adjournment or continuation thereof (the “Special Meeting”). To access the live webcast, go to https://edge.media-server.com/mmc/go/AIDX2026SGM.

On or about October 22, 2026, we expect to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of October 20, 2026 (the “Record Date”) containing instructions on how to access our proxy statement, how to vote, and how to receive a paper copy of the proxy materials by mail.

This proxy statement summarizes information about the proposals to be considered at the Special Meeting and other information you may find useful in determining how to vote.

20/20 Biolabs, Inc.	Proxy Statement

20/20 Biolabs, Inc.	i	Proxy Statement

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We are providing this proxy statement in connection with the solicitation by our board of directors of proxies to be voted at the Special Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described below. Whether or not you expect to attend the Special Meeting, please vote your shares as soon as possible in order to ensure your representation at the Special Meeting.

Your vote is very important. Please submit your vote online or by telephone, fax or mail as soon as possible by following the voting instructions on the proxy card or the Notice, even if you plan to attend the Special Meeting. If you hold your shares in an account at a bank, broker, dealer or other nominee, follow the instructions provided by your nominee on your voting instruction form or otherwise to vote your shares. Voting your shares by proxy ensures that if you are unable to attend the Special Meeting, your shares will be voted at the Special Meeting. Voting now will not limit your right to change your vote or to attend the Special Meeting.

What proposals will be voted on at the Special Meeting?

Two Proposals are scheduled to be voted on at the Special Meeting:

●	Proposal 1 — To authorize the Company’s board of directors, in its discretion, to implement one or more reverse stock splits of the Company’s outstanding common stock, each at a ratio of not less than 1-for-2 and not more than 1-for-250, at any time prior to December 31, 2028; and

●	Proposal 2 — to approve the adjournment of the Special Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting, or any adjournment or postponement thereof.

In addition, you are entitled to vote on any other matters that are properly brought before the Special Meeting.

What are the Board’s recommendations?

Our board of directors recommends that you vote “FOR” each Proposal. We describe each Proposal and the board’s reason for its recommendation below.

Will there be any other items of business on the agenda?

We do not expect any other items of business beyond those described in this proxy statement because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the proxy card gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the Special Meeting. The proxy holders intend to vote the proxy in accordance with their judgment.

How do I attend the Special Meeting?

You will be able to attend the Special Meeting online. To attend the Special Meeting online, go to https://edge.media-server.com/mmc/go/AIDX2026SGM. To participate in the Special Meeting, you will need the control number included on your Notice, proxy card or voting instruction form. The Special Meeting webcast will begin promptly at 10:00 a.m. Eastern Time on December 9, 2026. We encourage you to access the meeting prior to the start time.

Your vote is very important. Please submit your votes even if you plan to attend the Special Meeting.

20/20 Biolabs, Inc.	1	Proxy Statement

Who is entitled to vote?

Stockholders holding our common stock at the close of business on the Record Date may vote at the Special Meeting. On the Record Date, there were 13,367,204 shares of common stock outstanding, with each share being entitled to one (1) vote. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank or other nominee.

Stockholder of Record. If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, VStock Transfer, LLC, you are considered, with respect to those shares, the “stockholder of record.”

Beneficial Owner. If, on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” Your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Special Meeting. A quorum will be present if stockholders holding one-third of the shares of common stock issued and outstanding and entitled to vote as of the Record Date are present at the Special Meeting or represented by proxy. If there is no quorum, the Chairman of the Board may adjourn the Special Meeting to another time or place.

How do I vote my shares?

Registered stockholders may vote on matters that are properly presented at the Special Meeting in the following ways:

●	By submitting your vote online;

●	By submitting your vote telephonically;

●	By completing the proxy card (if you received a paper proxy card) and returning it by fax;

●	By completing the proxy card (if you received a paper proxy card) and returning it to the address noted; or

●	By attending and voting your shares at the Special Meeting.

We are offering registered stockholders the opportunity to vote their shares by telephone, fax or online. Stockholders may vote by telephone, fax or online by following the procedures described on the Notice or proxy card. To vote via telephone or online, please have the Notice or proxy card in hand and call the number or go to the website listed on the Notice or proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly.

If your shares are held in a stock brokerage account or by a bank or other nominee, follow the instructions provided by your broker, bank or other nominee for voting your shares prior to the Special Meeting.

The instructions by which you may vote your shares at the Special Meeting differ based on whether you hold shares in your name as the stockholder of record or beneficially in street name. Shares held beneficially in street name may be voted at the Special Meeting only if you first obtain a legal proxy from the broker, bank or other nominee that holds your shares as of the Record Date. We are not involved in the provision of legal proxies from brokers to beneficial stockholders. If either you do not request a legal proxy prior to the Special Meeting or your broker fails to provide you with a legal proxy, then you will not be able to vote at the Special Meeting.

Even if you plan to attend the virtual Special Meeting, we recommend that you also submit your proxy or voting instructions online or by telephone, fax or mail so that your vote will be counted if you later decide not to attend the Special Meeting.

Can I change my vote after submitting my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Special Meeting. If you submitted your proxy online or by telephone or fax, you may revoke your proxy with a later online, telephone or faxed proxy, as the case may be. If you submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Special Meeting, a valid, later-dated proxy. Attendance at the Special Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by ballot at the Special Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or by obtaining a legal proxy prior to the Special Meeting and attending the meeting and voting.

20/20 Biolabs, Inc.	2	Proxy Statement

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each Proposal. Abstentions are included in the determination of the number of shares present at the Special Meeting for determining a quorum.

What vote is required to approve each item?

Proposal 1 will be approved if the votes cast for Proposal 1 exceed the votes cast against it. An abstention is not a “vote cast.” Accordingly, abstentions will have no effect on the outcome of Proposal 1.

Approval Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Special Meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Special Meeting. Accordingly, an abstention will have the same effect as a vote “AGAINST” Proposal 2.

What are broker non-votes and what effect do they have on the Proposals?

If you hold your shares beneficially in street name and do not provide your broker, bank or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker (i) has not received voting instructions from the beneficial owner with respect to a particular proposal and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as Proposal 2, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as Proposal 1.

Broker non-votes are counted for purposes of determining whether a quorum exists for the transaction of business at the Special Meeting. Delaware law provides that if broker non-votes occur in connection with the vote on a matter, the shares for which the broker non-votes occur are not deemed present and entitled to vote on such matter. Accordingly, broker non-votes, if any, will have no effect on any of the Proposals.

What does it mean if I receive more than one Notice or proxy card from the Company?

You may receive more than one set of proxy materials, including multiple Notices or proxy cards, if you hold shares that are registered in more than one account. Please vote the Notice or proxy card for every account you own. The latest dated vote you submit will be counted.

Why are you holding a virtual meeting instead of a physical meeting?

We believe a virtual meeting format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world.

I am a shareholder, and I only received a copy of the Notice in the mail. How may I obtain a full set of the proxy materials?

In accordance with the “notice and access” rules of the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement, to our stockholders of record and beneficial owners by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

20/20 Biolabs, Inc.	3	Proxy Statement

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials, to any stockholder at a shared address to which we have delivered a single copy of any of these documents. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, the proxy materials, stockholders may contact us at the following address and telephone number:

20/20 Biolabs, Inc.

15810 Gaither Road, Suite 235

Gaithersburg, MD 20877

Tel: 240-453-6339 ext. 115
Email: investors@2020biolabs.com

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who pays the cost of proxy solicitation?

The costs and expenses of soliciting the proxy accompanying this proxy statement from stockholders will be borne by us. Our employees, officers, directors and director nominees may solicit proxies in person, by telephone or by electronic communication. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We may engage the services of proxy solicitors to assist us in the distribution of proxy materials and the solicitation of votes, for which we will pay customary fees plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of our shares.

Who will tabulate the votes?

Our officers are authorized to designate an inspector of elections for the meeting. All votes will be tabulated as required by Delaware law, the state of our incorporation, by an appropriate inspector of election appointed for the Special Meeting.

How can I find out the results of the voting at the Special Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the Special Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

20/20 Biolabs, Inc.	4	Proxy Statement

PROPOSAL 1 – REVERSE STOCK SPLIT

Overview

We are seeking stockholder approval to authorize our board of directors, in its discretion, to implement one or more reverse stock splits of our outstanding common stock, each at a ratio of not less than 1-for-2 and not more than 1-for-250, at any time prior to December 31, 2028. Our board believes that approval of this Proposal to effect one or more reverse stock splits and to determine the ratio, as opposed to approval of an immediate single reverse stock split at a specific ratio, and to effect such reverse stock splits at any time prior to December 31, 2028, will provide our board with maximum flexibility to react to current market conditions and therefore to achieve the purposes of a reverse stock split, if implemented, and to act in the best interests of our stockholders.

To effect a reverse stock split, we would file an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. The form of amendment to effect a proposed reverse stock split is attached to this Proxy Statement as Annex A. If our board elects to implement one or more reverse stock splits as approved by our stockholders, then the number of shares of our common stock will be reduced in accordance with the selected ratio for the reverse stock split. Any fractional share resulting from the selected exchange ratio for a single reverse stock split will be rounded up to the nearest whole share. The par value of our common stock would remain unchanged at $0.01 per share. Any reverse stock split would become effective upon the filing of an amendment with the Secretary of State of the State of Delaware.

Reasons for the Reverse Stock Split

Our board of directors believes that stockholders should provide for the right to implement one or more reverse stock splits to enable us to use a reverse stock split if required to regain compliance with Nasdaq’s bid price rule, and to generally enhance the acceptability and marketability of our common stock.

On July 17, 2026, we received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $1.00 closing bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) for the 30 consecutive business days from June 3, 2026 to July 16, 2026. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been granted a 180-calendar day compliance period, or until January 13, 2027, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for at least ten (10) consecutive business days during the 180-calendar day compliance period. In the event that we are not in compliance by January 13, 2027, we may be afforded a second 180-calendar day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting.

We intend to implement one or more reverse stock splits in order to regain compliance with the Bid Price Rule. Although we believe that implementing a reverse stock split will enable us to regain compliance, no assurance can be provided that we will ultimately regain compliance with the Bid Price Rule or that we will meet all of Nasdaq’s continued listing requirements in the future.

Our board of directors also believes that one or more reverse stock splits will enhance the acceptability and marketability of our common stock to the financial community and the investing public and may mitigate any reluctance on the part of certain brokers and investors to trade in our common stock. Many institutional investors have policies prohibiting them from holding stocks in their own portfolios which trade at prices below certain levels. These policies reduce the number of potential investors in our common stock at its current market price. In addition, analysts at many leading brokerage firms are reluctant to recommend stocks to their clients, or monitor the activity of stocks, that trade at a price per share below certain levels. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in stocks that trade at a price per share below certain levels. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of such stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on such stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor may also limit the willingness of institutions to purchase our stock.

20/20 Biolabs, Inc.	5	Proxy Statement

Factors Influencing the Board of Directors’ Discretion in Implementing the Reverse Stock Split

Our board of directors intends to implement one or more reverse stock splits if it believes that such an action is in the best interests of the Company and our stockholders. Such determination, as well as the determination of the specific ratio to be utilized, will be based on factors such as existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. Our board will also consider factors such as the historical and projected performance of our common stock, our projected performance, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the reverse stock split.

No further action on the part of our stockholders would be required to either effect or abandon the reverse stock split. Notwithstanding approval of the reverse stock split proposal by stockholders, our board may, in its discretion, determine to delay the effectiveness of one or more reverse stock splits until December 31, 2028.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our common stock and to increase the trading price of our common stock. However, we cannot predict the specific effect of any reverse stock split upon the market price of our common stock. Based on the data we have reviewed leading up to this Proposal, it appears that in some cases a reverse stock split improves stock performance while in other cases it does not, and in some cases a reverse stock split improves overall market capitalization while in other cases it does not. There is no assurance that the trading price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, there is no assurance that a reverse stock split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of factors, such as our operating results and other factors related to our business and general market conditions.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the potential reverse stock split ratios within the range of this Proposal based on 13,367,204 shares of our common stock outstanding as of the Record Date, without accounting for fractional shares, which will be rounded up to the nearest whole share:

Proposed Ratio	Shares to Be Outstanding
1-for-2	6,683,602
1-for-20	668,360
1-for-40	334,180
1-for-60	222,786
1-for-80	167,090
1-for-100	133,672
1-for-120	111,393
1-for-140	95,480
1-for-160	83,545
1-for-180	74,262
1-for-200	66,836
1-for-220	60,760
1-for-240	55,696
1-for-250	53,468

The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders

Our stockholders should recognize that if a reverse stock split is effected, they will own a smaller number of shares than they currently own (approximately equal to the number of shares owned immediately prior to the reverse stock split divided by the selected block factor (i.e. two, three, four, etc.) and after giving effect to the rounding up of fractional shares to the nearest whole share, as described below). The reverse stock split would not affect any stockholder’s percentage ownership interests in the Company or such stockholder’s proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

20/20 Biolabs, Inc.	6	Proxy Statement

No Dissenters’ Rights

Under Delaware law, holders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the approval of this Proposal 1.

Vote Required

In order for Proposal 1 to be approved, the votes cast “FOR” Proposal 1 must exceed the votes cast “AGAINST” Proposal 1. You may vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal 1.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1

20/20 Biolabs, Inc.	7	Proxy Statement

PROPOSAL 2 – ADJOURNMENT

Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt Proposal 1. If Proposal 2 is approved, the Special Meeting could be successively adjourned to any date. In accordance with our bylaws, a vote on adjournments of the Special Meeting, if necessary or appropriate, may be taken in the absence of a quorum. If the Special Meeting is adjourned to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

In order for Proposal 2 to be approved, holders of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote must vote “FOR” Proposal 2. You may vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal 2.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2

20/20 Biolabs, Inc.	8	Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o the Company, 15810 Gaither Road, Suite 235, Gaithersburg, MD 20877.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Jonathan Cohen, Chief Executive Officer and Director(3)	Common Stock	1,896,096	13.64%
Alan B. Bergman, Chief Financial Officer	Common Stock	-	-
Jiming Zhou, Chief Operating Officer(4)	Common Stock	652,208	4.65%
Ron Baker, Chief Business Officer(5)	Common Stock	59,201	*
Michael Lebowitz, Chief Scientific Officer(6)	Common Stock	80,208	*
John G. Compton, Chairman(7)	Common Stock	277,252	2.03%
Richard M. Cohen, Director(8)	Common Stock	270,617	1.99%
Prasanth Reddy, Director(9)	Common Stock	30,000	*
John W. Rollins, Director(10)	Common Stock	293,192	2.15%
Michael A. Ross, Director(11)	Common Stock	262,948	1.93%
All executive officers and directors (10 persons above)	Common Stock	3,821,722	27.66%
Streeterville Capital, LLC(12)	Common Stock	3,627,627	9.99%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

(2)	Based on 13,367,204 shares of common stock issued and outstanding as of the Record Date.

(3)	Includes 1,366,400 shares of common stock and 529,696 shares of common stock which Mr. Cohen has the right to acquire within 60 days through the exercise of vested options.

(4)	Includes 652,208 shares of common stock which Mr. Zhou has the right to acquire within 60 days through the exercise of vested options.

(5)	Includes 59,201 shares of common stock which Mr. Baker has the right to acquire within 60 days through the exercise of vested options.

(6)	Includes 80,208 shares of common stock which Mr. Lebowitz has the right to acquire within 60 days through the exercise of vested options.

(7)	Includes 16,677 shares of common stock and 260,575 shares of common stock which Mr. Compton has the right to acquire within 60 days through the exercise of vested options.

20/20 Biolabs, Inc.	9	Proxy Statement

(8)	Includes 10,042 shares of common stock and 260,575 shares of common stock which Mr. Cohen has the right to acquire within 60 days through the exercise of vested options.

(9)	Includes 30,000 shares of common stock which Mr. Reddy has the right to acquire within 60 days through the exercise of vested options.

(10)	Includes 32,617 shares of common stock and 260,575 shares of common stock which Mr. Rollins has the right to acquire within 60 days through the exercise of vested options.

(11)	Includes 2,373 shares of common stock and 260,575 shares of common stock which Mr. Ross has the right to acquire within 60 days through the exercise of vested options.

(12)	Includes 3,627,627 shares of common stock issuable upon the exercise of warrants but excludes shares of common stock issuable upon the conversion of 15,772 shares of series E convertible preferred stock due to the beneficial ownership limitations described below and the variable conversion price of the shares of series E convertible preferred stock. John M. Fife, the President of Streeterville Capital, LLC, has voting and investment control of the securities held by Streeterville Capital, LLC and is the beneficial owner of such securities. The warrants and series E convertible preferred stock contain beneficial ownership limitations, which provide that we will not effect any exercise or conversion, and the holder will not have the right to exercise or convert, any portion of the warrants or series E convertible preferred stock to the extent that, after giving effect to the exercise or conversion, the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such exercise or conversion. Accordingly, we have reduced the ownership percentage to 9.99%.

We do not currently have any arrangements which if consummated may result in a change of control of the Company.

20/20 Biolabs, Inc.	10	Proxy Statement

ADDITIONAL INFORMATION

Other Matters

As of the date of this proxy statement, the board of directors does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder, to the extent permitted by Rule 14a-4(c)(3).

Stockholder Proposals for Next Annual Meeting

A stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an annual meeting of stockholders may do so only in accordance with Section 2.2 of our bylaws, which provides that a stockholder may nominate a director candidate by written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. To be considered timely for our next annual meeting of stockholders, a stockholder nomination, and all supporting information, must be submitted no earlier than April 27, 2027 and no later than May 20, 2027.

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by stockholders at, our next annual meeting of stockholders must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than March 2, 2027, or 120 days before the date of mailing based on this year’s proxy statement date, and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at our next annual meeting of stockholders but does not seek inclusion of the proposal in our proxy statement for such meeting, then we must receive the proposal by May 14, 2027, or 45 days before the date of mailing based on this year’s proxy statement date, for it to be considered timely received. If notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

Any proposals should be sent to us at 20/20 Biolabs, Inc., 15810 Gaither Road, Suite 235, Gaithersburg, MD 20877.

20/20 Biolabs, Inc.	11	Proxy Statement

ANNEX A

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

20/20 BIOLABS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

20/20 Biolabs, Inc. (the “Corporation”), a corporation organized and existing under the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is 20/20 Biolabs, Inc.

2. The Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following paragraph at the end of ARTICLE IV.

“Effective as of _________, each ___ shares of the issued and outstanding Common Stock shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (the “Reverse Split”). No fractional shares shall be issued in connection with the Reverse Split. Any fractional share that would otherwise be issued as a result of the Reverse Split shall be rounded up to the next whole share.”

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this ________ day of __________, _____.

By:
Jonathan Cohen
Chief Executive Officer

A-1

20/20 BIOLABS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – DECEMBER 9, 2026 AT 10:00 AM EST CONTROL ID: REQUEST ID: The undersigned, a stockholder of 20/20 Biolabs, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Jonathan Cohen proxy, with power of substitution, for and in the name of the undersigned to attend a special meeting of stockholders of the Company to be held at https://edge.media- server.com/mmc/go/AIDX2026sgm, on Wednesday, December 9, 2026 beginning at 10:00 AM, Eastern Time, or at any adjournment or postponement thereof, and there to vote, as designated below. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) VOTING INSTRUCTIONS If you vote by phone, fax or internet, please DO NOT mail your proxy card. MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope. FAX: Complete the reverse portion of this Proxy Card and Fax to 202-521-3464. INTERNET: https://www.iproxydirect.com/AIDX PHONE: 1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF 20/20 BIOLABS, INC. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proposal 1 → FOR AGAINST ANSTAIN To authorize the Company's board of directors, in its discretion, to implement one or more reverse stock splits of the Company's outstanding common stock, each at a ratio of not less than 1-for-2 and not more than 1-for-250, at any time prior to December 31, 2028.    CONTROL ID: REQUEST ID: Proposal 2 → FOR AGAINST ABSTAIN To approve the adjournment of the Special Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting, or any adjournment or postponement thereof.    MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING:  The Board of Directors recommends voting "For" proposals 1 and 2. MARK HERE FOR ADDRESS CHANGE  New Address (if applicable): ____________________________ ____________________________ ____________________________ IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Dated: ________________________, 2026 (Print Name of Stockholder and/or Joint Tenant) (Signature of Stockholder) (Second Signature if held jointly)